Exhibit 10.148
Supplemental Agreement For Loan Agreement
This Supplement Agreement For Loan Agreement (this “Supplemental Agreement”) is entered into as of March 20, 2006 by and among the following Parties:
(1)	New Allyes Information Technology (Shanghai) Co., Ltd. (“Lender”) Address: Room E-G, Floor 28 Zhaofeng Shimao Tower, 369 Jiangsu Road, Shanghai;

(2)	Hailong Zhu (“Borrower”) ID card No.: 110108680408041 Address: Room 2504, Building 4, Yuanjing Garden, Lane 1 Xujiahui Road, Shanghai;
Whereas:
The Lender and the Borrower signed a Loan Agreement (“Original Loan Agreement”) in amount of RMB 500,000 as of April 20, 2005, this loan was used as the registered capital of Shanghai Quanshi Advertisement Co., Ltd. (“SH Quanshi”) in Shanghai for the Borrower.
Now because of the requirement of Shanghai Quanshi’s business operation, the registered capital of Shanghai Quanshi shall be increased by the consent of the Lender. The Lender and the Borrower through mutual negotiations hereby for the increased registered capital enter into this Supplemental Agreement as below:
1.	According to the provisions and terms of the Original Loan Agreement, the Lender agrees to provide another loan without interest in amount of RMB 2,000,000 to the Borrower for increasing the registered capital of SH Quanshi. The term of this loan is from March 20, 2006 to March 19, 2016 with the validity time of 10 years and shall be renewed by the consent of both parties.

2.	Other terms of the Original Loan Agreement keep effective.

3.	This Supplemental Agreement takes effect as of the date of execution. This Supplemental Agreement shall be prepared in 2 original copies, with each involved party holding 1 copy hereof. Any amendments or supplements to this Supplemental Agreement shall be made in writing and shall take effect only when properly signed by the Parties to this Supplemental Agreement.
[the remainder of this page is left blank]

Execution Page

Lender:	New Allyes Information Technology (Shanghai) Co., Ltd. (Corporate Seal)
/s/ Jiangang Wang
Position: Authorized Representative
Borrower: Hailong Zhu
/s/ Hailong Zhu

2